Exhibit 10.10(b)

THE MANITOWOC COMPANY, INC.

PERFORMANCE SHARE AWARD AGREEMENT

THIS PERFORMANCE SHARE AWARD AGREEMENT (this “Agreement”), dated the            day of                   , 20      (the “Grant Date”), is granted by THE MANITOWOC COMPANY, INC. (the “Company”) to [Name of Employee], an employee of the Company (the “Employee”) pursuant to the Company’s 2003 Incentive Stock and Awards Plan (the “Plan”).

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for the Employee to obtain or increase the Employee’s stock ownership interest in the Company in order that the Employee will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable.

WHEREAS, the Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) has authorized the conditional future grant of shares of the Common Stock of the Company (“Stock”) to the Employee, subject to the restrictions provided herein.

NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the Company and the Employee mutually covenant and agree as follows:

1.             Award of Performance Shares.

(a)           Award Amount and Timing. Subject to the terms and conditions of this Agreement and the satisfaction of the criteria set forth in this Agreement, the Employee is granted the conditional right to receive certain shares of Stock at a future date (hereinafter such shares are referred to as the “Performance Shares”) as set forth in this Agreement. The target number of Performance Shares available to the Employee is                                      [INSERT TARGET NUMBER] (the “Target Award”).  The actual number of Performance Shares, if any, to be issued to the Employee and the timing and other criteria for issuing the Performance Shares (in addition to the criteria specifically set forth in this Agreement), is set forth in the Schedule established by the Committee at the time of Target Award grant and attached to this Agreement.  The date on which the actual Performance Shares are issued following completion of the performance criteria, may be referred to herein as the “Performance Share Issue Date.”  The period of time over which the performance criteria are applied may be referred to herein as the “Measurement Period.”

(b)           Adjustment for Limited Employment.  If the Employee’s employment with the Company terminates prior to last day of the Measurement Period (or any deferred vesting date) due to the Employee’s death, Disability (as hereinafter defined) or Retirement (as hereinafter defined), then the actual number of Performance Shares to be issued shall be reduced to an amount determined by multiplying the number of Performance Shares that would otherwise be issued, by a fraction the numerator of which is equal to the number of days that the Employee was employed by the Company during the Measurement Period and the denominator of which is equal to the total number of days in the Measurement Period.  Unless the Committee, in it sole discretion determines otherwise, if the Employee’s employment with the Company terminates during the Measurement Period for Cause (as hereinafter defined) or any reason other than the Employee’s death, Disability, Retirement, the Employee will not receive any Performance Shares and will forfeit all rights under this Agreement. The Committee, in its sole discretion, may accelerate or modify the criteria for issuing all or any portion of the Employee’s Performance Shares under such terms as the Committee deems appropriate upon termination of employment for any reason other than for Cause, death, Disability or Retirement.

(c)           Adjustment for Limited Employment During and Deferred Vesting Period.  In the event that a deferred vesting date has been specified by the Committee in the attached Schedule for all or any portion of the Performance Shares earned, and the Employee’s employment with the Company terminates prior to the end of the deferred vesting period specified by the Committee, due to the Employee’s death, Disability (as hereinafter defined) or Retirement (as hereinafter defined), then the actual number of Performance Shares to be issued following the end of such deferred vesting period shall be reduced to an amount determined by multiplying the number of Performance Shares that would otherwise be issued, by a fraction the numerator of which is equal to the number of days that the Employee was employed by the Company during such deferred vesting period following the end of the Measurement Period and the denominator of which is equal to the total number of days in such deferred vesting period.  Unless the Committee, in it sole discretion determines otherwise, if the Employee’s employment with the Company terminates during the deferred vesting period following the end of the Measurement Period, for Cause or any reason other than the Employee’s death, Disability, Retirement, or Cause (as hereinafter defined), the Employee will not receive any Performance Shares and will forfeit all rights under this Agreement.  The Committee, in its sole discretion, may accelerate or modify the criteria for issuing all or any portion of the Employee’s Performance Shares subject to a deferred vesting period, under such terms as the Committee deems appropriate upon termination of employment for any reason other than for Cause, death, Disability or Retirement.

(d)           Approved Leave.  If the Employee takes an approved unpaid leave of absence from the Company, the Committee may, in its sole discretion, treat the employee as continuously employed or may extend the Performance Share Issue Date, to take into account the period(s) during which the Employee was not actively employed by the Company.

(e)           Definitions.  When used herein, the following terms shall have the meanings ascribed as follows:

(i)            “Cause” means termination of employment as a result of (A) the failure of the Employee to perform or observe any of the material terms or provisions of any written employment agreement between the Employee and the Company or its subsidiaries or, if no written agreement exists, the gross dereliction of the Employee’s duties with respect to the Company; (B) the failure of the Employee to comply fully with the lawful directives of the Board of Directors of the Company or its subsidiaries, as applicable, or the officers or supervisory employees to whom the Employee is reporting; (C) the Employee’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its subsidiaries, or its management or employees; or (D) other proper cause determined in good faith by the Committee.  Notwithstanding the foregoing, if the Employee is subject to a written agreement with the Company or its subsidiaries that contains a definition of “cause” that is different than the definition provided herein, the definition of “cause” in such other agreement shall apply in lieu of the definition provided herein.

(ii)           “Disability” means permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(iii)          “Retirement” means termination of employment from the Company and its subsidiaries on or after reaching the earlier of age sixty (60) or the first of the month following the date on which the Participant’s attained age plus years of service with the Company and its subsidiaries equal eighty (80).

(f)            Change of Control.  The rights of the Employee with respect to Performance Shares or the number and type of shares subject to this Agreement may be adjusted, or this Agreement may be assumed, cancelled or otherwise changed, in the event of certain transactions, as provided in Section 11 of the Plan.  Upon a change of control, as defined in the Plan, the Employee shall have the rights specified in Section 11 of the Plan.

2.             Performance Shares.  The Committee will certify the performance results and the calculations set forth above shall be completed no later than last day of February of the calendar year following the end of the Measurement Period.  Shares of Stock representing the actual number of Performance Shares earned will be issued to the Employee or the Employee’s heir(s) in accordance with paragraph 4 below and no later than March 15 of the calendar year following the end of the Measurement Period unless a deferred vesting date has been specified by the Committee in the attached Schedule for all or any portion of the Performance Shares earned.  In the case of a deferred vesting date, the shares of Stock will be issued in accordance with the deferred vesting date set forth in the attached Schedule.

3.             Acceptance of Award and Shares.  The Employee hereby accepts the rights pertaining to the Performance Shares and agrees with respect thereto as follows:

(a)           No Immediate Share Rights.  The Employee acknowledges that the actual shares (if any) of Stock underlying the award of Performance Shares will be issued only upon satisfaction of certain performance-based criteria set forth in this Agreement (including any schedules attached hereto) and only after the end of the Measurement Period.

(b)           Transfer Restrictions.  Until the end of the Measurement Period, except as otherwise provided in this paragraph 3(b), the rights under this Agreement, including any rights to Performance Shares, may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and shall be forfeited by the Employee for no consideration in the event of the Employee’s termination of employment from the Company for any reason other than death, Disability (as hereinafter defined) or Retirement (as hereinafter defined).  The foregoing prohibition against transfer and the obligation to forfeit and surrender the rights under this Agreement, including any rights to Performance Shares upon termination of employment are herein referred to as the “Forfeiture Restrictions.” Notwithstanding the foregoing, the Employee may transfer the Employee’s rights under this Agreement, including any rights to Performance Shares prior to the end of the Measurement Period, only to (i) the Employee’s spouse, children or grandchildren (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners.  The transfer will be effective only if the Employee receives no consideration for such transfer.  Subsequent transfers of transferred rights hereunder are prohibited except transfers to those persons or entities to which the Employee could have transferred such rights, or transfers otherwise in accordance with this paragraph 3(b).  Any attempted transfer not permitted under this Section shall be null and void and have no legal effect.  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the rights under this Agreement, including any rights to Performance Shares.

4.             Issuance of Shares.  After the Committee has certified the performance results and calculated the number of shares of Stock to be issued under Section 1 above, the Company will issue to the Employee (or the Employee’s permitted heirs or assigns) the shares of Stock in accordance with such calculation.  Thereafter, the recipient shall be free to transfer such shares, subject to the terms of any shareholder agreement then in effect, provided that the recipient agrees for himself/herself and his/her heirs, legatees and legal representatives, with respect to all shares of Stock issued and acquired pursuant to the terms and conditions of this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor):

(a)           that the Employee and the Employee’s heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and

(b)           to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.

5.             Voting Rights, Dividends and Other Distributions. Until after Company has issued the actual shares of Stock in accordance with this Agreement, the Employee (and any other recipient) shall not be entitled to:

(a)           exercise any voting rights with respect to such Performance Shares; or

(b)           receive any dividends or distributions paid with respect to such Performance Shares.

6.             Recoupment or Claw Back. The Performance Shares awarded under this Agreement and the proceeds from any subsequent transfer shall be subject to any applicable Company policy required to comply with Section 954 of the Dodd-Frank Wall Street Reform and

Consumer Protection Act (Pub.L 111-203) or other similar, applicable and mandatory legal requirement.

7.             Withholding of Tax.  To the extent that the receipt of the Performance Shares or the lapse of any Forfeiture Restrictions results in income to the Employee for federal or state income tax purposes, the Employee or the Employee’s heir(s) shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if the Employee or the Employee’s heir(s) fail(s) to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Employee or the Employee’s heir(s) any tax required to be withheld by reason of such resulting compensation income.

8.             Powers of Company Not Affected.  The existence of this Agreement or the Performance Shares herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.             Employment.  The granting of Performance Shares under this Agreement shall not be construed as granting to the Employee any right with respect to continued employment by the Company.  Any question as to whether and when there has been a termination of the Employee’s employment with the Company shall be determined by the Committee and its determination shall be final.

10.           Interpretation.  As a condition of the granting of the Performance Shares, the Employee agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.

11.           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  This Agreement shall be binding upon, and inure to the benefit of the Employee, the Employee’s legal representatives and heirs.  This Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.

12.           Amendment or Modification.  Except as otherwise provided herein, no term or provision of this Agreement may be modified or amended, except as provided in Section 9 of the Plan.

13.           Governing Law.  This Agreement shall be governed by the internal laws of the state of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.  Any legal action or proceeding with respect to the Plan or this option may only be brought and determined in a court sitting in the County of Manitowoc, or the Federal District Court for the Eastern District of Wisconsin.  The Company may require that the action or proceeding be determined in a bench trial.

ALL PARTIES ACKNOWLEDGE THAT THE PERFORMANCE SHARES ARE GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND EMPLOYEE.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THE PLAN SHALL CONTROL.  ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Employee has hereunto affixed the Employee’s hand as of the day and year first above written.

THE COMPANY:

THE MANITOWOC COMPANY, INC.
(the “Company”)

By:

Name:

Title:

THE EMPLOYEE:

[Name of Employee]